                             EXHIBIT 10(au)

                            OPTION AGREEMENT
                            ----------------
     Option granted this 21st day of March, 1994 by Robert Schiff, Individually having an address at 1931 Boardwalk, Atlantic City, New Jersey 084301 (hereinafter called "Seller") to Claridge at Park Place, Incorporated., a New Jersey Corporation, having an address at Indiana Avenue at the Boardwalk, Atlantic City, New Jersey 08401, or its assignee or nominee (hereinafter called ("Buyer").

                              WITNESSETH:
                              -----------
      1. Grant. For and in consideration of the sum of One Thousand ($1,000. 00) Dollars (hereinafter "Payment") paid by Buyer, to the order of the Seller as follows: One Thousand ($1,000) dollars payable on the signing of this Agreement, receipt of which is hereby acknowledged by Seller, Seller, intending to be legally bound, hereby grants to Buyer the right, privilege and option to purchase from Seller all that certain piece or parcel of land, together with the buildings and improvements thereon and the appurtenances thereto, situate in Atlantic City, New Jersey, generally known as Lots 58 and 66 in Block 33 on the Atlantic City Tax
 Map and more fully described in Exhibit "A" attached hereto and hereby made a part hereof (hereinafter called the "Premises").

      2. Exercise.

        (a) Notice. The aforesaid option may be exercised by Buyer by giving written notice (the "Notice") to Seller at any time within ninety
 (90) days following the date of execution of this Agreement (hereinafter called the "Option Expiration Date"). If Buyer does not give the Notice on or before the Option Expiration Date, the option shall automatically and immediately terminate without notice as of the close of business (5:00
 P. M. Atlantic City time) on the option expiration date. In the event the Option terminates, the Payment shall be retained by Seller as consideration for the option, and thereafter Buyer shall have no further rights under this Agreement or to the Premises.

        (b) Exercise. In the event Buyer exercises the option by giving the Notice, the Payment shall be credited against the Purchase Price, and this Agreement, together with the Notice shall be deemed to be an agreement of sale and purchase between Seller and Buyer with respect to the Premises without the need for any further act or agreement. If Buyer gives notice and exercises said option, a deposit of **(Confidential treatment has been requested)** shall be placed with The Title Company of Jersey, interest to Buyer, to be held in escrow until settlement. Said deposit shall be credited toward the Purchase Price.

        (c) Default. If Buyer exercises the aforesaid option and without the right to do so and in default of its obligations hereunder, fails to complete settlement, Seller's remedy shall be to retain the Payment, and the deposit, and Seller shall have the right to pursue any other remedy permitted at law or in equity against Buyer. In the event of any default by Seller under this Agreement, except for those defaults set forth in Paragraph 5(c) below, Buyer's sole remedy against Seller shall be an action for specific performance. Except for the remedy of specific performance and except for default under Paragraph 5(c), in no event shall

 Seller be liable for any claims, demands, injuries, causes, judgments, penalties, decrees, liabilities, losses, damages, costs, fees and expenses, including without limitation, all fees, commissions, attorney's fees and out-of-pocket expenses which may be incurred by Buyer as a result of Seller's default hereunder.

      3. Purchase Price. Purchase Price for the Premises shall be **(Confidential treatment has been requested)**, and shall be paid at settlement by delivery to The Title Company of Jersey (the "Title Company") of a certified or cashier's check to the order of the Title Company (or, if Seller shall direct otherwise prior to settlement, to the order of Seller) in an amount equal to the Purchase Price.

      4. Time and Place of Settlement. If Buyer exercises the aforesaid option, settlement hereunder shall take place on October 4, 1994, at the offices of The Title Company of Jersey in Margate City, New Jersey, which time shall be of the essence.

      5. Condition of Title.

        (a) Title to the Premises shall be good and marketable and free and clear of all liens, restrictions, easements and encumbrances, but shall be subject to (i) all easements, restrictions and encumbrances of record existing as of the date of this Agreement (other than mortgages, judgements, tax liens, other monetary liens and leases), (ii) all building, zoning, and environmental laws and ordinances, now in effect or as hereinafter enacted, and (iii) such state of facts as an accurate survey and inspection of the Premises would reveal as of the date of this Agreement. Title shall be insurable subject to the foregoing and standard exceptions at ordinary rates by any reputable title insurance company selected by Buyer with offices in Atlantic County, New Jersey. Any inspection pursuant to Section (iii) above of this Paragraph shall not be deemed to be an inspection pursuant to Paragraph 11 hereof and shall in no way alter or affect Buyer's obligation to accept the Premises in an "as is" condition pursuant to Paragraph 11.

        (b) All outstanding mortgages, judgements, tax liens and any other monetary liens which can be satisfied at the time of settlement by the payment of money in an amount which is a liquidated sum shall be paid by Seller out of the proceeds of the sale, provided that the aggregate amount of all such liens shall not exceed the Purchase Price. The Seller, may, prior to the settlement, obtain releases of any such mortgages, judgements, or liens as to the premises, by posting bonds or submitting other collateral for the premises. In the event the aggregate amount of all such outstanding liens exceeds said Purchase Price and the Seller is unable to reduce the aggregate amount due thereon to an amount below the purchase price, then Buyer shall have the option of either paying any excess amount to satisfy the liens, taking title subject to the remaining liens or terminating this Agreement and being repaid the Payment. No provision in this Agreement shall preclude Buyer from bringing an action for specific performance of Seller's obligations hereunder.

        (c) Seller warrants, represents and covenants that:

            (i) the premises are not presently subject to any leases or other rights to possession of all or part of the Premises, the term of which (including any extensions permitted thereunder) will extend beyond sixty (60) days unless it can be terminated by Seller upon not more than sixty (60) days notice to the tenant;

            (ii) during the term of this Agreement (i. e., the period commencing on the date hereof and expiring at settlement or, if the option granted hereunder is not exercised, expiring on the day after the option expiration date) any lease for the Premises or other rights to possession of all or part of the Premises entered into by Seller shall be terminable by Seller on no greater than sixty (60) days' notice; and

            (iii) during the terms of this Agreement (as defined above), Seller will not execute a mortgage or mortgages on the Premises which, together with any outstanding mortgages on the premises, is for an aggregate amount which is greater than the Purchase Price.

        (d) Notwithstanding any provision herein to the contrary, Buyer shall have the right to bring an action at law against Seller for damages only in the event of any breach of the warranties, representations and covenants set forth in Subparagraph 5(c) hereof, or in the event of a default under Paragraph 2(c). If at settlement Seller is unable to convey title to the Premises and possession of the premises to Buyer in accordance with the terms of this Agreement, Buyer shall have the additional right, to either (a) take such title as Seller is able to convey without abatement or reduction of the purchase price, or (b) terminate Buyer's obligations under this Agreement and immediately receive Payment, with interest accrued thereon, in which event this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder.

      6. Possession. Possession of the Premises shall be given to Buyer at the time of settlement. The Premises shall be unoccupied and free of any leases, claims to or rights of possession. At the time of settlement, Seller shall deliver the keys to the Premises, and Seller's bargain and sale deed with covenants against Grantor's acts, in proper recordable form, duly executed and acknowledged by Seller, together with Seller's Affidavit of Title.

      7. Taxes, Apportionments, and Costs. Real estate taxes and water and sewer rents, transferable licenses and permits and other current charges shall be apportioned pro rata on a per diem basis as of the date of settlement. The New Jersey Realty Transfer Fees imposed on or in connection with this transaction shall be paid by Seller. Seller shall pay for the drawing of the deed and Buyer shall pay for all title searches, title insurance premiums, title company charges, surveys, permits, licenses and other costs and expenses of closing. Each party shall bear their own attorney's fees.

      8. Eminent Domain. If all or any part or parts of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement or any eminent domain proceedings are commenced after the date hereof, this Agreement shall continue in full force and effect, there shall be no abatement or reduction of the purchase price and parties' rights and obligations under this Agreement shall in no way be impaired or otherwise affected. Seller shall be relieved of its duty to convey title to the portion so taken, but Seller shall, at settlement, assign to Buyer all rights and claims to any awards arising therefrom as well as give credit against the purchase price for any money theretofore received by Seller on account thereof, net of any expenses to Seller, including reasonable attorneys' fees of collecting the same. Seller agrees to notify Buyer of eminent domain proceedings promptly after Seller receives written notice of any such proceedings.

      9. Improvements. Seller represents and warrants that Seller has received no written notice as of the date of this Agreement of any municipal or other governmental improvements affecting the Premises. If settlement takes place hereunder, Buyer shall be responsible for any assessments for any such improvements imposed after the date of this Agreement.

     10. Assignment of Insurance Rights. If at any time during this Agreement or prior to settlement all or any portion of the Premises is destroyed or damaged as a result of fire or other casualty ("Casualty"), Seller shall promptly give written notice thereof to Buyer. Any Casualty between the date of this Agreement and the time of settlement shall not in any way void or impair the conditions of this Agreement. Buyer shall not be entitled to any reduction in the purchase price, Buyer shall have no right to cancel this Agreement, and Buyer shall be required to accept the Premises in its then damaged condition upon its exercise of the option granted herein. In the event that a portion of the Premises is destroyed or damaged, Seller shall have the sole option of demolishing the remaining structures or improvements, and Seller shall have no obligation to rebuild or restore the damaged Premises. The proceeds of any insurance with respect to the Premises paid between the date of this Agreement and settlement, or anytime thereafter, shall be retained by Seller together with all unpaid claims and rights in connection with losses to the Premises, and Buyer shall have no right or interest in any such proceeds, claims or rights and the purchase price shall not be abated or otherwise reduced on account of any Casualty. In the event of a Casualty occurring prior to settlement, Seller shall be required to furnish the Premises to Buyer reasonably free of debris.

     11. Condition of Premises.

        (a) The entire agreement between Seller and Buyer with respect to the Premises and the sale thereof is expressly set forth in this Agreement, and the parties are not bound by any agreements, understanding, provisions, conditions, representations or warranties other than as expressly set forth and stipulated herein. Buyer has the right to conduct any and all inspections including, but not limited to, asbestos, underground oil tanks and any and all environmental inspections which Buyer deems necessary to conduct. Without in any manner limiting the generality of the foregoing, Buyer acknowledges that it and its representatives will have fully inspected the Premises, and will be fully familiar with the physical condition thereof, and that the Premises, including, without limitation, the roofing and all mechanical equipment, if purchased by Buyer, shall be purchased by Buyer in an "as is" and "where is" condition. The Buyer shall rely upon such inspection and not upon any agreement, understanding, condition, warranty or representation made by Seller or any agent or employee of Seller as to the condition of the Premises, as to any permitted use thereof, or as to any other matter in connection therewith. Buyer further acknowledges that neither Seller nor any party acting on behalf of Seller has made or shall be deemed to have made any such agreement, condition, representation or warranty.

        (b) Buyer shall accept the Premises at the time of settlement in the same condition as the same is as of the date of this Agreement as such condition shall have been changed by reason of wear and tear, damage by fire or other casualty and vandalism. Without limiting the generality of the foregoing, Buyer specifically acknowledges that the fact that any portion of the Premises or any furniture, fixtures, equipment or machinery therein or any part thereof may not be in working order or condition at settlement by reason of wear and tear or damage by fire or other casualty or vandalism, or by reason of its present condition, shall not relieve Buyer of its obligation to complete settlement hereunder without any abatement or reduction in the purchase price and Seller shall have no obligation to make any repairs or replacements to any of same; provided, however, in the event of any damage by fire, other casualty or vandalism, Seller shall furnish the Premises to Buyer reasonably free of debris.

        (c) Seller has no obligation to deliver the Premises in a "broom clean" condition. Except as set forth above, Seller may leave in the Premises at the time of settlement all items of personal property and equipment, partitions or debris as are now presently therein.

        (d) As a condition precedent to Seller's obligation to sell the Premises pursuant to this Agreement, Seller shall have received from the New Jersey Department of Environmental Protection either (i) a non-qualified approval of Seller's negative declaration or (ii) a non-applicability letter, for which Seller shall apply pursuant to the Environmental Cleanup Responsibility Act, N. J. S. A. 13:1K-6 et seq. and the Industrial Site Recovery Act, S-1070, Public Law 1993-C139 and the regulations promulgated thereunder. If this condition precedent shall not be satisfied, then either Seller or Buyer shall have the right to either:
 (i) a sixty (60) day extension of the settlement date in order to attempt to satisfy this condition or (ii) if such extension is not exercised by either party, or if the condition is not satisfied within the extension period, void this Agreement on notice to the other party, in which event Seller shall immediately return the Payment to the Buyer along with all interest accrued thereon.

     12. Property Included. The real estate described in Exhibit "A" hereto. The sale of the Premises includes all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway, avenue or alley (opened or unopened), existing or proposed, now vacated or hereinafter to be vacated) in front of or adjoining the Premises, to the center line thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street, road, highway, avenue or alley; and Seller agrees to execute and deliver to Buyer, at settlement, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

     13. Recording. Buyer shall have no right to file or record this Agreement in any public office, and any such purported filing or recording shall be null and void, shall not constitute a lien or cloud on title and shall constitute a default by Buyer hereunder. Buyer shall have the right, however, to file in the Office of the Atlantic County Clerk a Memorandum of this Agreement in a form accepted by Seller, which acceptance shall not be unreasonably withheld; provided, however, that there shall be executed and delivered in escrow prior to the recording of the Memorandum, a Discharge of the Memorandum likewise to be in form accepted by Seller. The original Discharge shall be held in escrow by The Title Company of Jersey ("Escrow Holder"). The Escrow Holder shall maintain custody of the Discharge pending Buyer's performance hereunder. If Buyer (a) fails to exercise the option in accordance with the terms hereof or (b) defaults under this Agreement, the Escrow Holder shall have the right to file the discharge in the Office of the Clerk of Atlantic

 County, after giving prior written notice to Buyer at least five (5) business days (excluding Saturdays, Sundays and all national and state legal holidays) prior to such filing. The Escrow Holder is hereby exculpated from any liability to Seller or to Buyer in connection with its capacity as Escrow Holder under this Agreement, except that the foregoing shall not apply to any grossly wanton act or acts of bad faith. Each party hereby indemnifies and holds harmless the Escrow Holder for all claims, liabilities, damages and attorney fees arising out of or occasioned by its actions or omissions as Escrow Holder except that the foregoing shall not apply to any grossly wanton acts or acts of bad faith. Buyer specifically acknowledges to the Escrow Holder that absent an order entered by a court of competent jurisdiction directing the Escrow Holder not to file the discharge, the Escrow Holder shall have the right to do so and shall not be restricted or limited in any way in filing it should the Escrow Holder receive notice from Seller that either the condition set forth in subsection (a) or (b) of this Paragraph has occurred.

     14. Brokerage. Buyer and Seller hereby agree that Rafferty Real Estate Inc. located at 10 N. California Avenue, Atlantic City, New Jersey 089401 ("Broker") is the Broker involved in connection with the sale of the property to Buyer. Seller agrees to pay a three (3%) percent commission to Broker at closing. The commission amount shall be based upon the Purchase Price actually paid on the closing date. If any broker or other intermediary other than the Broker claims to have dealt with Seller in connection with this transaction or the Premises, to have introduced the Seller to Buyer for purposes of selling the Premises to Buyer, or to have been the inducing cause for this Agreement or the sale (other than at the request of Buyer), Seller shall indemnify, defend and save Buyer harmless of and from any claim for commission or compensation by such broker or other intermediary (excluding the Broker). The provisions of this Paragraph shall survive settlement.

     15. Representations by Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties shall survive settlement:

        (a) Neither the execution, nor the consummation of this Agreement by Seller will result in a violation or breach of any contract or agreement to which Seller is a party, other than a "due on sale" clause in existing mortgage(s) or other collateral documents encumbering the Premises and furniture, fixtures and equipment. Seller has full power and authority to enter into this Agreement and to carry out the terms hereof. Schiff Enterprises is a duly organized and validly existing Partnership of the State of New Jersey. The sole general partners of Schiff Enterprises are Abraham Schiff and Robert Schiff.

        (b) There are no actions, suits, claims, demands or other proceedings or investigations, either administrative or judicial, pending or threatened against or affecting Seller or the transaction contemplated by this Agreement, at law or in equity, or before or by any federal, state, municipal or other governmental department, nor by any other commission, board, agency or instrumentality, domestic or foreign.

        (c) No approval or consent of any person, firm or other entity or body is required to be obtained by Seller to enter into this Agreement or to consummate the transactions herein contemplated except pursuant to the Environmental Cleanup Responsibility Act, N. J. S. A. 13:1K-6 et seq. or Industrial Site Recovery Act, S-1070, Public Law 1993-C139, if applicable.

     16. Representations by Buyer. Buyer makes the following representations and warranties to Seller, which representations and warranties shall not survive settlement.

        (a) Neither the execution, nor the consummation of this Agreement by Buyer will result in a violation or breach of any contract or agreement to which Buyer is a party. Buyer is a duly organized and validly existing corporation of the State of New Jersey, and signatory hereto has full power and authority to enter into this Agreement and to carry out the terms hereof.

        (b) Buyer shall have obtained any approvals or consents of any person, firm or other entity or body necessary for the consummation of the transaction herein contemplated.

     17. Notices. All notices to be given by either party to the other hereunder shall be in writing and shall be delivered in person or given by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the party for whom intended at the address appearing after such party's name at the beginning of this Agreement or at such other address as the party in question may specify in a written notice to the party giving notice. All notices shall be deemed given on the date delivered in person or the date received, if mailed. The date of the Notice to Accept the option shall be the date of receipt thereof by Seller. Notices by the parties may be given on their behalf by their respective attorneys.

     18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators successors and assigns. If there shall be more than one Seller, they all shall be bound jointly and severally by the covenants, conditions and agreements herein contained, and the word "Seller" shall be deemed and taken to mean each and every person or party mentioned as a Seller herein, be the same one or more.

     19. Assignment. Buyer shall have the right to assign this Agreement and to name a nominee to accept title to the Premises; provided, however, that Seller be given the name and address of such nominee in writing at least five (5) business days prior to settlement. Such assignment shall not relieve the Buyer named herein from its obligations hereunder.

     20. Entire Agreement. This is the entire agreement between the parties and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement, in whole or in part unless such agreement is in writing and signed by an authorized representative of both parties.

     21. Headings. The headings incorporated in this Agreement are for convenience in reference only and are not a part of this Agreement and do not in any way limit or add to the terms and provisions hereof.

     22. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed under and pursuant to the laws of the State of New Jersey.

     23. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     24. Casino Control Commission. The parties hereto acknowledge that this Agreement and the transaction contemplated thereby may become subject to the New Jersey Casino Control Act, N. J. S. A. 5:12-1 et seq. and the regulations promulgated hereunder (collectively, the "CCC Act"). In the event that this transaction becomes subject to the CCC Act, the Buyer shall promptly submit this Agreement to the New Jersey Casino Control Commission (the "Commission") for any and all necessary approvals, including, but not limited to, the approvals required by N. J. S. A. 5:12-104(b). The Buyer agrees to use its best efforts to obtain any required approvals. The Buyer shall bear any and all costs associated with obtained such approval of this transaction, including any filing fees, attorneys fees, or other costs incurred by Seller if it is required to be licensed by the Commission. In the event Buyer does not obtain all approvals required pursuant to this Paragraph 24, this Agreement shall be null and void.

     25. Approval Process. Seller agrees to cooperate with Buyer, in making any planning, zoning, or any other application to any administrative body regarding future development of the Premises at no cost to Seller.

     IN WITNESS WHEREOF, Seller and Buyer have duly executed this Agreement the days and year first above written.



 WITNESS:                   BUYER:
                            CLARIDGE AT PARK PLACE, INCORPORATED,
                            a New Jersey Corporation


                            By:   /s/ Robert M. Renneisen, President
                               ----------------------------------------


                            SELLER:
 WITNESS:

                            By:   /s/ Robert Schiff, Individually
                               ----------------------------------------